UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   March 18, 2008

GLOBAL CASINOS, INC.
(Exact Name of Registrant as Specified in its Charter)

Utah	0-15415	87-0340206
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

5455 Spine Road, Suite C, Boulder, Colorado   80301
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (303) 527-2903

______________________________________________________

(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 2.01:	COMPLETION OF ACQUISITION OF ASSETS
ITEM 2.03:	CREATION OF A DIRECT FINANCIAL OBLIGATION
ITEM 3.02:	UNREGISTERED SALES OF EQUITY SECURITIES
ITEM 5.03:	AMENDMENTS TO ARTICLES OF INCORPORATION
ITEM 9.01:	FINANCIAL STATEMENTS AND EXHIBITS

ITEM 2.01:  COMPLETION OF ACQUISITION OF ASSETS

Summary of Transaction

     Effective March 18, 2008, (the “Effective Date”), Global Casinos, Inc., (the “Company”) through its wholly-owned subsidiary, Doc Holliday Casino II, LLC, a Colorado limited liability company (“DHII”), as the Buyer,  completed its acquisition from Doc Holliday Casino, LLC, as the Seller,  of substantially all of the tangible and intangible assets of Doc Holliday Casino, (the “Acquisition”).   The Acquisition was consummated under and pursuant to the terms of a definitive Asset Purchase and Sale Agreement, as amended (the “Agreement”) and previously filed with the Commission.    Doc Holliday Casino is a limited stakes gaming casino located in Central City, Colorado.  Following the Acquisition, Doc Holliday will  operate as a wholly-owned subsidiary of Global Casinos.

   The purchase price for the assets was $2.65 million, subject to Closing adjustments.  The purchase price consisted of:

•

$1.5 million cash;

•

450,000 shares of Global Casinos, Inc., common stock valued at $1.00 per share;

•

Promissory Notes payable to Seller over 12 months in the aggregate amount of approximately $556,000;

•

Assumption of gaming device debt in the amount of $128,000; and,

•

The balance in closing adjustments.

To complete the Acquisition, Global Casinos sold an aggregate of 700,000 shares of Series D Convertible Preferred Stock for total proceeds of $700,000 and 100,000 shares of common stock for total proceeds of $50,000, for aggregate new equity of $750,000.  In addition, Global Casinos borrowed $550,000 from its wholly-owned subsidiary, Casinos USA, Inc., doing business as the Bull Durham Casino (“Bull Durham”).

The casino operates under a lease covering the property located at 131 Main Street, Central City, Colorado,  with a remaining term of approximately seven years, which DHII assumed with the consent of the landlord.

ITEM 2.03 CREATION OF DIRECT FINANCIAL OBLIGATIONS

    Effective March 18, 2008, the Company entered into four new credit arrangements:

Bull Durham Loan

    The Company entered into a Loan Agreement with the Bull Durham, its other wholly-owned subsidiary, pursuant to which it borrowed $550,000 (the “Bull Durham Loan” and “Bull Durham Note”), which is repayable, together with all accrued and unpaid interest at the rate of 6% per annum, on or before June 30, 2009.  The Company agreed to pay a loan fee to the Bull Durham in the amount of $5,500 and a consent fee to Astraea Investment Management, LP (“Astraea”) in the amount of $5,500.

    In connection with the Bull Durham Loan, the Company purchased from Astraea a secured promissory note held by Astraea with an outstanding principal balance of $236,685. (the “Global Secured Note”). The Global Secured Note is secured by a second deed of trust encumbering the Bull Durham.

  Astraea is also the holder of a promissory note executed January 17, 1997 in the original principal amount of $783,103.56 (the “Astraea Secured Note”). The Company agreed to amend the Astraea Secured Note whereby the interest rate was increased from 7% to 12% per annum, thereby increasing the monthly payments of principal and interest to $7,645.82 and increasing the default rate of interest on the Astraea Secured Note to 24% per annum. The Astraea Secured Note is secured by a first deed of trust encumbering the Bull Durham and is due and payable in September, 2009.

  To further secure the Astraea Secured Note, the Bull Durham assigned its interest in the Bull Durham Note to Astraea.

Doc Holliday Notes

   As part of the purchase price for the Acquisition, the Company and DHII issued two promissory notes in favor of Fedele Scutti, (“Scutti”) the principal of the Seller, Doc Holliday Casino, LLC:

  The first promissory note is in the principal amount of $400,000 and is repayable within 12 months of the Effective Date. It is unsecured.

  The second promissory note is in the principal amount of $155,669.60 and is repayable, together with interest accruing at the rate of 8% per annum, in twelve equal monthly installments of $13,541.45 each, principal and interest. This note is also unsecured.

IGT Loan

   DHII and Doc Holliday, also entered into an Assignment and Assumption of Agreement with IGT whereby DHII agreed to assume all of the obligations and duties of Doc Holliday Casino, LLC under the terms and conditions of a Sales Order Contract #77012506 (“Contract”) and to prefect IGT’s security interest in certain gaming devices which are the subject of the Contract.  The outstanding principal balance is $128,071.58.  Monthly payments of $7,603.45 shall be due until the maturity date of September 18, 2009.

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES

The following sets forth the information required by Item 701 of Regulation S-B with respect to the unregistered sales of equity securities by Global Casinos, Inc., a Utah corporation (the "Company"), completed on March 18, 2008:

a.

On March 18, 2008, the Company agreed to issue an aggregate of 450,000 shares of common stock, $.05 par value (the “Common Stock” or “Shares”) valued at $1.00 per share. The Shares were part of the purchase price for the Acquisition.

b.

 Additionally, the Company sold an aggregate of 700,000 shares of Series D Convertible Preferred Stock, $.01 par value (the “Preferred Stock” or “Preferred Shares”) valued at $1.00 per share, for aggregate proceeds of $700,000.  The proceeds received from the sale of the Preferred Stock was used towards the cash portion of the purchase price for the Acquisition. The relative rights and preferences of the Preferred Stock are summarized in Item 5.03 of this Form 8-K.

c.

The Shares were issuable to Scutti under the Agreement, who assigned his right to receive 180,000 to five other persons. The Preferred Shares were issued to a total of six persons who qualified as "accredited investors" within the meaning of Rule 501(a) of Regulation D under the Securities Act of 1933 as amended (the "Securities Act").  The shares issued were “restricted securities” under the Securities Act.

d.

The Company paid no fees or commissions in connection with the issuance of the Shares or Preferred Shares.

e.

The sale of the Securities was undertaken without registration under the Securities Act in reliance upon an exemption from the registration requirements of the Securities Act set forth in Sections 4(2) thereunder.  The investors receiving the Common Stock represented to the Company that they possessed the necessary financial sophistication to understand the risks of their investment. The investors receiving the Preferred Stock each qualified as "accredited investor" within the meaning of Rule 501(a) of Regulation D.  In addition, the Securities, which were taken for investment purposes and not for resale, were subject to restrictions on transfer.  We did not engage in any public advertising or general solicitation in connection with this transaction, and we provided the investor with disclosure of all aspects of our business, including providing the investors with our reports filed with the Securities and Exchange Commission and other financial, business and corporate information.  Based on our investigation, we believed that the investors obtained all information regarding the Company that they requested, received answers to all questions posed and otherwise understood the risks of accepting our Securities for investment purposes.

f.

Not applicable.

g.

The proceeds received were used as partial payment of the purchase price by the Company in the Acquisition.

ITEM 5.03  AMENDMENTS TO ARTICLES OF INCORPORATION

   Effective February 14, 2008, the Company’s Board of Directors approved an Amendment to Articles of Incorporation of the Company to authorize a new series of preferred stock designated Series D Convertible Preferred Stock. The authorization of the Preferred Stock did not require shareholder approval.

    Article IV of the Company’s Articles of Incorporation provides authority to issue ten million (10,000,000) shares of Preferred Stock of the par value of $.01 per share.  The Certificate of Designations, Preferences and Rights of Series D Convertible Preferred Stock of Global Casinos, Inc., was filed with the Utah Secretary of State on March 11, 2008 which authorizes one million (1,000,000) shares of the Company’s authorized Preferred Stock to be designated as Series D Convertible Preferred Stock, having a face value of $1.00 per share.

 The relative rights and preferences of the Preferred Stock is summarized as follows:

Stated Value:

$1.00 per Share.

Liquidation Preference:

$1.00 per Share.

Voting Rights:

None, except as required by law.

Dividends:

8% per annum, payable quarterly. At the option of the holder,

dividend  is payable either in cash or in shares of the Company’s common stock valued at Market Price on the dividend payment date; provided, however, if the Market Price is less than $.75 per share, the Company shall have the right to pay the dividend in cash.

Redemption Rights:

At the option of the Company, the Company may redeem the

Preferred Stock for a redemption price equal to the sum of (i)

the Stated Value, plus (ii) all accrued and unpaid dividends.

Conversion Rights:

   Optional:

At the option of the holder, at a conversion price of $1.00 per share of Common Stock.

Mandatory:

In the event (A) the Company effects a Major Transaction,

such as a merger or sale of substantially all of its assets, or (B)

all of the following conditions are satisfied: (i) there is in effect a registration statement registering for resale the

underlying shares of common stock (ii) there exists a public trading market for the Common Stock, and (iii) the public

trading price of the Common Stock has been at least 200% of

the conversion price, (initially $1.00 per share) for ten or more consecutive trading days.

ITEM 9.01:       EXHIBITS AND FINANCIAL STATEMENTS

(a)	Financial Statements

Pursuant to Item 9.01(a)(4), the Registrant declares it is impracticable to provide the required financial statements relative to the acquired business at the time of this Report.  Such financial statements required by Item 9.01(a) shall be filed not later than seventy-one (71) days after the due date of this Current Report on Form 8-K.

(b)	Pro Forma Financial Information

Pursuant to Item 9.01(b)(2) and Item 9.01(a)(4), the Registrant declares it is impracticable to provide the required pro forma financial information relative to the acquired business at the time of this Report.  Such pro forma financial information required by Item 9.01(b) shall be filed not later than seventy-one (71) days after the due date of this Current Report on Form 8-K.

	(c)	Exhibits

	Item	Title
	3.01	Articles of Organization of Doc Holliday Casino II, LLC
	3.02	Operating Agreement of Doc Holliday Casino II, LLC
	4.01	Certificate of Designations, Preferences, and Rights of Series D Convertible Preferred Stock of Global Casinos
*	10.01	Multi-Tenant Lease Agreement for 129-131 Main Street, Central City, CO
*	10.02	Addendum to Multi-Tenant Lease Agreement
*	10.03	Second Addendum to Multi-Tenant Lease Agreement
	10.04	Consent to Assignment of Lease to Global Casinos, Inc.
	10.05	Consent to Assignment of Lease to Doc Holliday Casino II, LLC.
	10.06	Assignment and Assumption of Lease by Doc Holliday Casino II, LLC
*	10.07	Agreement of Global Casinos, Inc., Casinos U.S.A., Inc. and Astraea Investment Management, Inc.
*	10.08	Assignment of Promissory Note
*	10.09	Assignment and Assumption of IGT Agreement
	10.10	Promissory Note in the original principal amount of $550,000.00
	10.11	Promissory Note in the original principal amount of $400,000.00
	10.12	Promissory Note in the original principal amount of $155,669.60
*	10.13	Second Amendment to Promissory Note
	99.1	Bill of Sale
	99.2	Noncompetition and Confidentiality Agreement
	99.3	Consultation Agreement

_______________________

*

To be filed by Amendment

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Global Casinos, Inc (Registrant)

Dated: March 24, 2008	/s/ Clifford L. Neuman_______________ Clifford L. Neuman, President